Contact:

Kam Mahdi

Phone:

(949) 273-4990

Email:

kmahdi@probeglobal.com

Probe Manufacturing announces three consecutive quarters of revenue growth

Irvine, California, (July 21, 2010) Probe Manufacturing, Inc., (PMFI.OB), a global electronics design, manufacturing, and services company, announced today that it has experienced three consecutive quarters of revenue growth since the return of the Company’s CEO and Co-Founder, Kam Mahdi.

In the third quarter of 2009, the company had revenues of $293,000ii and a backlog of $382,000. In the fourth quarter of 2009, they had revenue of $303,000 and a backlog of $725,000. In the first quarter of 2010 revenue grew to $488,000 with a backlog was over $1,000,000 and the Company reached profitability.

In 2006, Probe moved into a smaller subleased facility and began focusing on an alternative energy agenda.  This combination was viewed by the customer base as a loss of focus for an electronic manufacturing services company.  From 2006 through 2009, the company’s revenue declined from $9 million to $1.8 million, they had lost a majority of their customer base and for the six months ended June 30, 2009, they had a net loss of $388,000.

Upon his return to Probe, Mahdi immediately shifted the Company’s focus back to its core competency as an electronics design, manufacturing, and services provider. He set in motion Probe’s vision of becoming a global company providing technology customers and innovators with low risk, low cost, high quality business services and flexible to customer needs.

The first challenge was to change the mindset of the employees and to refocus on the Company’s core competency and to develop customer centric management teams to:

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Support clients through Early Supplier Involvement (ESI) resulting in improved ROI.

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Embrace global supplier utilization reducing material acquisition time and cost.

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Accelerate time to market by rapidly executing newly defined quotation and production processes, delivering prototypes in 24 hours and full turnkey products in 4 to 6 weeks.

This has resulted in the growth of the Company’s customer base and sales backlog.

The following steps were also taken on the road to recovery:

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Settlement of all notes payable, which were in default;

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Reduced overhead and expenditures;

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Re-establish its commitment to the EMS business and re-secure the customer base;

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Moved to a centrally located 20,000 sq-ft state of the art manufacturing facility in Irvine, California.

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Development of strategic alliances with operations in China and expansion of services to plastic, sheet metal, cable & harness, and high volume electronics manufacturing services.

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Setting up strategic partnerships with technology innovators and start-ups to support their product launch in return for exclusive manufacturing rights.

“We’re grateful for having such outstanding and hardworking employees enabling this turnaround.  We’ll continue to focus on strengthening the organization both financially and operationally, allowing growth and value creation for our customers and stockholders,” said Kam Mahdi, CEO and Chairman of Probe.

About Probe Manufacturing, Inc.

Probe Manufacturing is a locally global electronics design, manufacturing, and services company providing innovators with business services through our factory in California as well as factories Worldwide. Headquartered in Irvine, California, Probe has been serving industrial, instrumentation, medical, aerospace, defense, and automotive industries since 1994. Probe’s common stock is traded on the bulletin board under the symbol PMFI.OB. Further information is available on Probe’s website: www.probeglobal.com.

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This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to whether Probe’s business strategy to become a global EMS provider will be financially beneficial to the Company and whether it can maintain its revenue growth experienced in the last three months.  Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: uncertainties relating to changes in general economic and market conditions; uncertainties regarding changes in the EMS industry; the uncertainties relating to the implementation of our global business strategy; and other risk factors as outlined in the company’s periodic reports, as filed with the U.S. Securities and Exchange Commission.  Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Endnotes

News release

for immediate release

ii Total revenue for the third quarter of 2009 was $544,000 which included a one time sale of excess inventory to 1 customer.